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                                                                       EXHIBIT 3

                          CONSULTANT SERVICES AGREEMENT

THIS AGREEMENT dated for reference the 1st day of October, 1999.

BETWEEN:     BUZZ COMMUNICATIONS INC.
          2482 - 650 West Georgia Street
          P.O. Box 11552
          Vancouver, British Columbia
          V6B 4N8

          (the "Consultant")

AND:           CENTRAL MINERA CORP.
          2482 - 650 West Georgia Street
          P.O. Box 11552
          Vancouver, British Columbia
          V6B 4N8

          (the "Company")

WHEREAS the Company wishes to engage the Consultant to provide consultant services upon the terms and conditions hereinafter contained.

NOW THEREFORE THIS AGREEMENT WITNESSES that the parties mutually agree as follows:

1.       ENGAGEMENT AND TERM

   1.1 Subject to the terms hereof, the Company hereby engages the Consultant to provide the Services, as hereinafter defined.

   1.2 The Consultant's obligations to perform the Services, as hereinafter defined, shall commence on the date of the Agreement until such time that this Agreement is terminated by either party in accordance with section 6 (the "Term").

2.       SERVICES

   2.1 Under the general policy directions of the Company as communicated by either the directors (the "Directors") or the President (the "President") of the Company, the Consultant shall use his best efforts to:

         (a) Give investor relations advice with respect to the affairs of the Company and its long term planning and the establishment of investor relations objectives, including, web site and site management, strategic business plans, fund raising and other objectives inducing the introduction to the Company of individuals/companies that may assist the company in raising venture capital through both the private placement and public offering of the Company's securities, upon receipt of a written request as communicated by the Directors and/or President of the Company. The Consultant will participate in all finder's fees or commissions for arranging such a transaction, or any transaction during the term of this agreement.

         (b) Monitor and design the production of brochures, annual reports and other information documents.

         (c) Enhance the public's awareness of the Company, its activities and its securities in the best possible light at all times while adhering to the rules and regulations of all jurisdictions.

         (d) Should the Consultant be approached to perform duties over and above those described above, the Consultant shall negotiate appropriate recompense at that time.

   2.2 The Consultant shall perform the Services in a diligent and efficient manner and shall present his proposals respecting the Services to the Directors or President or their representatives.

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3.       CONSIDERATION

   3.1   A monthly fee of $5,000.00 will be paid to the Consultant.

   3.2 In consideration for the Services the Company will grant to the Consultant an incentive stock option to purchase up to 300,000 common shares in the capital stock of the Company at $0.20 per share.

   3.3 The Consultant shall bill to the Company out-of-pocket expenses plus 10% administration. All expenses in excess of $1,000.00 shall first be submitted to the Company in the form of written work order for approval by the Company.

4.       RELATIONSHIP OF THE PARTIES

   4.1 The Consultant is now and shall remain an independent contractor and nothing contained in this agreement is intended to create or shall be construed so as to create an agency or employment relationship, a partnership or joint venture between the Company and the Consultant.

5.       CONFIDENTIALITY AND INDEMNITY

   5.1   The Consultant hereby covenants and agrees with the Company to:

         (a) Comply with all applicable securities and other laws, regulations and policies affecting the Company the business of the Company and the Consultant.

         (b) Not publicly disclose or use any information which the Consultant now has or may hereafter acquire relating to the Company or its business other than in connection with the performance by the Consultant of the Services or as required by law or by the rules and regulations of any regulatory authority or stock exchange having jurisdiction or with the written consent of the Directors; and

         (c) Defend, indemnify and save the Company harmless from and against any and all claims, demands, actions, causes of action, losses, damages, costs, charges, liabilities and expenses (including but not limited to, legal fees and costs of any action, both on a solicitor and own client basis) of whatever kind or character, on account of any actual or alleged loss, injury or damage to any person, firm or corporation or to any property arising out of or in connection with any actions, errors or omissions of the Consultant in relation to the performance of the Services.

6.       TERMINATION AND RENEWAL

   6.1 The termination of the Consultant's engagement to perform the Services shall not relieve either party of any unfulfilled monetary or other obligation created under this Agreement except as otherwise specifically provided by the Agreement or otherwise in writing by the parties.

   6.2 On the effective date of the termination, the Consultant shall deliver to the Company, in reasonable state of repair, all property, reports, data and other information owned by the Company or prepared by the Consultant in connection with the performance of the Services and in possession of the Consultant on such date.

   6.3 This agreement may be extended at the end of the Term by agreement in writing of the parties, upon such terms and conditions as may be specified therein.

   6.4 This agreement may be terminated at any time by the Company, upon written notice being delivered to the Consultant, should the Consultant cease to act in good faith, or commit an act of gross malfeasance, such termination will be immediate.

7.       ASSIGNMENT

   7.1 Neither party hereto may assign, transfer or sell any of its rights or obligations under this Agreement without the prior written consent of the other party.

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8.       MODIFICATION OF THE AGREEMENT

   8.1 This Agreement constitutes the entire agreement between the parties with respect to the subject matter herein set out and, to be effective, any modification of this Agreement must be in writing and signed by the party to be charged thereby.

   8.2 The incentive stock options granted to the Consultant will be in accordance with regulations.

9.       NOTICES

   9.1 Any notice, direction or other instrument required or permitted to be given under the provisions hereof shall be in writing and may be given by delivery of the same of by mailing the same by prepaid, registered or certified mail or by sending the same by FAX or other similar form of communication, in each case addressed as set forth on page 1 of this Agreement.

   9.2 Any notice, direction or other aforesaid instrument shall, if delivered, be deemed to have been given and received on the day it was delivered and, if mailed, be deemed to have been given and received on the fifth business day following the day of mailing in British Columbia, except in the event of disruption of the postal service in which event notice shall be deemed to be received only when actually received and, if sent by FAX, be deemed to have been given or received on the day it was so sent.

   9.3 Any party may at any time give to the other notice in writing of any change of address of the party giving such notice and from and after the giving of such notice the address or addresses therein specified shall be deemed to be the address of such party for the purposes of giving notice hereunder.

10.      FURTHER ASSURANCES

   10.1 Each party shall at any time and from time to time, upon the request of the other party execute and deliver such further documents and so such further acts and things as such other party may reasonably request in order to evidence, carry out and give full effect to the terms, conditions, intent and meaning of this Agreement.

IN WITNESS WHEREOF the parties have executed this Agreement as of the day and year first above written.

SIGNED, SEALED AND DELIVERED
In the presence of:


CENTRAL MINERA CORP.                             BUZZ COMMUNICATIONS
by its Authorized Signatory:                     by its Authorized Signatory:


/s/  Gordon Ellis                                /s/ Anne C. Eilers
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witness                                          witness